Amwell Announces Reverse Stock Split

Boston, June 28, 2024 (GLOBE NEWSWIRE) -- Amwell® (NYSE: AMWL), a small-cap growth healthcare company and a leading provider of healthcare software as a service, today announced that its Board of Directors (the “Board”) has approved a 1-for-20 reverse stock split (“Reverse Split”) of its Class A common stock, Class B common stock and Class C common stock (collectively, the “Common Stock”), that is expected to become effective on July 10, 2024 at 5:00 p.m. EDT. The shares of the Company’s Class A common stock are expected to begin trading on the New York Stock Exchange (“NYSE”) on a split-adjusted basis at the market open on July 11, 2024. No change will be made to the trading symbol for the Company’s shares of Class A common stock, “AMWL”, in connection with the Reverse Split.

The Company expects that the Reverse Split will allow the Company to regain compliance with the $1.00 minimum average closing price requirement of the NYSE. The new CUSIP number for the Class A common stock following the Reverse Split will be 03044L 204.

“While the reverse stock split is primarily driven by technical compliance with the NYSE minimum stock price requirement, we also hope to broaden the base of potential investors in Amwell as we strive for greater efficiencies, optimized cash flow and profitable growth, while remaining committed to enabling our clients to achieve their goals. The split also has no direct impact on our market capitalization,” said Robert Shepardson, Amwell CFO.

At the Company’s annual meeting of stockholders held on June 18, 2024, the Company’s stockholders approved the proposal to authorize the Board, in its discretion, to effect the Reverse Split at a ratio to be determined by the Board, ranging from 1-for-10 to 1-for-20. On June 27, 2024, the Board approved the Reverse Split.

The Reverse Split will reduce the number of issued and outstanding shares of Class A common stock from approximately 266,174,000 to approximately 13,308,700, the number of issued and outstanding shares of Class B common stock from approximately 27,390,397 to approximately 1,369,519 and the number of issued and outstanding shares of Class C common stock from approximately 5,555,555 to approximately 277,777. All outstanding options, warrants, and other securities entitling their holders to purchase or otherwise receive shares of Common Stock will be adjusted as a result of the Reverse Split. The number of shares available to be awarded under the Company’s equity incentive plans will also be appropriately adjusted. Following the Reverse Split, the par value of the Common Stock will remain unchanged at $0.01 par value per share. No fractional shares will be issued in connection with the Reverse Split, and stockholders who would otherwise be entitled to receive a fractional share will instead receive a cash payment equal to the fraction of a share of Common Stock in lieu of such fractional share.

Additional information regarding the Reverse Split is available in the Company’s definitive proxy statement originally filed with the U.S. Securities and Exchange Commission (SEC) on April 26, 2024.

About Amwell

Amwell provides a leading hybrid care enablement platform in the United States and globally, connecting and enabling providers, payers, patients, and innovators to deliver greater access to more affordable, higher quality care. Amwell believes that hybrid care delivery will transform healthcare.

The company offers a single comprehensive platform to support all digital health needs, from urgent to acute and post-acute care, chronic care management and healthy living. With nearly two decades of experience, Amwell powers the digital care of more than 50 health plans, which collectively represent more than 100 million covered lives and many of the nation’s largest health systems. For more information, please visit https://business.amwell.com/.

©2024 American Well Corporation. All rights reserved.

Amwell®, SilverCloud®, ConvergeTM, CarepointTM and the Amwell Logo are registered trademarks or trademarks of American Well Corporation.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this release. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: our ability to regain and maintain compliance with NYSE listing standards; our ability effect any reverse stock split; our ability to successfully transition our clients to Converge without significant attrition; our ability to renew and upsell our client base; the election by the Defense Health Agency to deploy our solution across their entire enterprise; the continuation of the DHA relationship beyond July of 2025 with comparable financial terms; weak growth and increased volatility in the telehealth market; our ability to adapt to rapid technological changes; increased competition from existing and potential new participants in the healthcare industry; changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; our ability to comply with federal and state privacy regulations; the significant liability that could result from a cybersecurity breach; and other factors described under ‘Risk Factors’ in our most recent form 10-K filed with the SEC. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of our website at investors.amwell.com and on the SEC’s website at www.sec.gov.

Contacts

Media:

Angela Vogen

Press@amwell.com

Investors:

Sue Dooley

sue.dooley@amwell.com